EXHIBIT 99.1

AMMO, Inc. Updates First Quarter Fiscal Year 2022 Revenue Forecast to $44 Million – First Quarter Reporting Scheduled for August 16, 2021

SCOTTSDALE, AZ, July 8, 2021 — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), a premier American ammunition and munition components manufacturer and technology leader, is updating quarterly revenue to $44 million for its 1st Quarter of the 2022 Fiscal Year (period ending June 30, 2021), generating its first profitable quarter in the Company’s short history.

“AMMO anticipates reporting $44 million in revenue for the first quarter of the Company’s 2022 fiscal year on or before August 16, 2021. We also plan to report our first positive net income quarter,” noted Fred Wagenhals, AMMO’s Chairman & CEO. Mr. Wagenhals continued, commenting that “the Company’s growth trajectory is a testament to the hard work of our dedicated team of professionals working in Wisconsin, Georgia and Arizona. As a result, we are poised to report a 354% year-over-year revenue increase with the anticipated reporting of $44 million in revenue for the first quarter. We are excited about the impact of consolidating our manufacturing operations in Wisconsin and look forward to providing financial reporting to the market through the balance of our fiscal year as we continue to integrate the GunBroker.com platform into the AMMO family. And our manufacturing team will continue their tireless work to ensure we exceed production expectations needed to address the continuing high consumer demand for our products,” concluded Fred Wagenhals.

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona. AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and armor piercing rounds for military use. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports filed on Form 8-K.

Investor Contact:
Rob Wiley, CFO
AMMO, Inc.
Phone: (480) 947-0001
IR@ammo-inc.com